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Exhibit 10.8

                                 WPI GROUP, INC.
                                 ---------------
                             CHANGE IN CONTROL PLAN
                             ----------------------


      This Change in Control Plan ("the Plan") has been adopted by the Board of Directors ("the Board") of WPI Group, Inc. ("the Company") and has been executed by its duly authorized officer as of December 15, 1995.

                              STATEMENT OF PURPOSE
                              --------------------

      The Board recognizes that, as is the case with many publicly held corporations, there always exists the possibility of a change of control of the Company. This possibility and the uncertainty it creates may result in the loss or distraction of members of management of the Company and its subsidiaries to the detriment of the Company and its shareholders.

      The Board considers the establishment, maintenance, and continuity of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders. The Board also believes that when a change in control is perceived as imminent, or is occurring, the Board should be able to receive and rely on disinterested advice from management regarding the best interests of the Company and its shareholders without concern that members of management might be distracted or concerned by the personal uncertainties and risks created by the perception of an imminent or occurring change of control.

      Accordingly, the Board has determined that appropriate steps should be taken to assure the Company of the continued employment and attention and dedication to duty of certain members of management of the Company and to ensure the availability of their disinterested advice, notwithstanding the possibility, threat or occurrence of a change of control.


                                 PLAN PROVISIONS
                                 ---------------

            1. OPERATION. The Plan shall become effective immediately upon its approval by the Board, but, neither the Plan nor any of its provisions shall be operative unless and until there has been a Change of Control (defined below) while the individuals identified on Exhibit A to this Plan (collectively the "Covered Individuals" and singly, a "Covered Individual") are still employees of the Company, nor shall this Plan govern or affect a Covered Individual's relationship with the Company except as explicitly set forth herein. Upon a Change of Control, if a Covered Individual is still employed by the Company, this Plan and all of its provisions shall become operative immediately. If a Covered Individual's employment relationship with the Company is terminated before a Change of Control, then that individual shall have no rights or obligations under the Plan.



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            2. CHANGE OF CONTROL. For the purpose of the Plan, a "Change of
Control" shall mean a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K, Current Report pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, a Change in Control shall be deemed to have occurred if (i) with the exception of Michael H. Foster, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) any change occurs in the composition of the Board of Directors of the Company resulting in a majority of the present directors of the Company not constituting a majority two years hence, provided, that in making such determination directors who were elected by, or on the recommendation of, such present majority, shall be excluded. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if such change in control results from a distressed sale of the Company due to the Company's material default with respect to any applicable debt covenants with its lender.

            3. SEVERANCE BENEFITS. If, within one (1) year after a Change of Control of the Company, a Covered Individual is discharged without Cause or resigned for Good Reason (as defined below) the Company shall pay to such individual within ten (10) business days following the date of termination (as defined below) a lump sum severance benefit, as set forth on Exhibit A to this Plan.

            4. GOOD REASON. If any of the following occurs within one (1) year after a Change in Control, a Covered Individual may voluntarily terminate his or her employment within thirty (30) days of the occurrence of such event and be entitled to the severance benefits set forth on Exhibit A.

                  a. The Company assigns any duties to such individual which are inconsistent with that individual's position, duties, offices, titles, responsibilities, reporting requirements or status with the Company immediately prior to a Change of Control;

                  b. The Company takes any action with respect to such individual which results in the material diminution of such individual's duties or status with the Company;

                  c. The Company reduces such individual's base salary, including deferrals, as in effect immediately prior to a Change of Control;

                  d. The Company changes a Covered Individual's place of employment to a location outside the fifty mile radius from that individual's current place of employment; or


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                  e.    The Company purports to terminate a Covered
                        Individual's employment otherwise than as expressly permitted by the Plan.

      The Covered Individual shall have the sole right to determine, in good faith, whether any of the above events has occurred. Notwithstanding anything to the contrary in the Plan, a Covered Individual may terminate his employment for any reason during the first year after a Change of Control and receive the base salary component only of the severance benefit described in section 3.

            5. CAUSE. Cause shall mean: conviction of a felony or crime involving an act of moral turpitude, dishonesty or misfeasance, or willful misconduct which substantially interferes with the orderly business of the Company or any of its subsidiaries, action that directly causes the Company or its subsidiaries to suffer substantial loss or damage, and conduct that substantially interferes with or damages the standing or reputation of the Company or any of its subsidiaries.

            6. OTHER BENEFITS PAYABLE. The severance benefit described in section 3 above shall be payable in addition to, and not in lieu of, all other accrued or vested or earned deferred compensation, rights, options or other benefits which may be owed to a Covered Individual following discharge or resignation (and not contingent on any Change of Control preceding such termination), including but not limited to, accrued vacation or sick pay, amounts or benefits payable, if any, under any bonus or other compensation plans, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar plan. At the discretion of the Board of Directors, the vesting of stock options held by a Covered Individual may be accelerated in the event of a Change of Control.

            7. NOTICE OF TERMINATION. Any termination by Company for Cause, or by a Covered Individual for Good Reason, shall be communicated by Notice of Termination to the other party. A "Notice of Termination" means a written notice which (i) indicates the specific termination provision relied under this Plan,
(ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than 15 days after the giving of such notice).

            8. DATE OF TERMINATION. "Date of Termination" means (i) the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if a Covered Individual's employment is terminated by the Company other than for Cause or disability, the Date of Termination shall be the date on which the Company notifies such individual of such termination, and
(iii) if a covered individual's employment is terminated by reason of death or disability, the Date of Termination shall be the date of death or the date that the Covered Individual is determined to have a Disability (defined below) as the case may be.

            For the purposes of the Plan, "Disability" shall have the same meaning as in any disability plan or policy covering a Covered Individual.



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            9. PAYMENT OBLIGATIONS ABSOLUTE. Upon a Change of Control, the
Company's obligations to pay the severance benefits or make any other payments described in this section shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or any of its subsidiaries may have against the Covered Individual or anyone else. The Covered Individual shall not be required to mitigate his or her damages, and if he or she does accept other employment, any benefits or payments hereunder shall not be reduced by any compensation earned or other benefits received as a result of such employment.

            10. SUCCESSOR. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business assets and/or assets of the Company, to assume expressly and agree to perform this agreement and in the same manner and to the same extent that the Company would be required to perform. As used in this agreement, Company shall mean the Company hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this agreement by operation of law or otherwise.

            11. AMENDMENT. Prior to the occurrence of a Change of Control, this Plan may be amended or terminated at any time by a vote of the Board. After the occurrence of a Change of Control, this Plan may only be amended by a written instrument signed by each of the Covered Individuals and the duly authorized representative of the Company.

            12. GOVERNING LAW. The validity and construction of the Plan shall be governed by the laws of the State of New Hampshire.

            IN WITNESS WHEREOF, the Plan has been executed by the duly authorized officer of the Company as of the date first above written.


                                          WPI GROUP, INC.


                                          By: /s/ Michael Foster
                                              ---------------------------
                                               Duly Authorized







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                                    EXHIBIT A



Covered Individual                             Severance Amount
------------------                             ----------------

Karen Hebert                              Six months current aggregate
                                          compensation(1)

Rod Perron                                Six months current aggregate
                                          compensation

John Allen                                Nine months current aggregate
                                          compensation

Timothy Jones                             Nine months current aggregate
                                          compensation

Michael Tule                              Nine months current aggregate
                                          compensation

Dennis Deegan                             Twelve months current aggregate
                                          compensation

Michael Foster                            Eighteen months current aggregate
                                          compensation


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     (1) "Current aggregate compensation" means the highest current base salary for a Covered Individual, together with the full amount of the higher of: (1) the cash bonus paid to a Covered Individual during the prior fiscal year; or (2) if the Covered Individual's employment terminates during the last six months of the fiscal year, the projected cash bonus that would have been payable to a Covered Individual for the current fiscal year.